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                          SEVERANCE BENEFITS AGREEMENT

                  AGREEMENT, dated as of June 11, 1997, by and among GLIMCHER REALTY TRUST, a Maryland real estate investment trust, with offices at 20 South Third Street, Columbus, Ohio, 43215 ("GRT"), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 20 South Third Street, Columbus, Ohio, 43215 ("GPLP"), and GEORGE A. SCHMIDT, an individual residing at 695 Vivian Court, Gahanna, Ohio, 43230 (the "Executive").

                  WHEREAS, GRT, GPLP and/or their subsidiaries and affiliates, including entities in which GRT or GPLP own a majority of any non-voting stock (collectively, the "Company"), have employed, or may employ in the future, the Executive as an employee of the Company to perform certain services to the Company upon terms and conditions upon which the Company and the Executive have previously agreed, or may in the future agree (the "Services");

                  WHEREAS, the Company recognizes that the Executive's contributions to the past and future growth of the Company have been and will be substantial; and

                  WHEREAS, to induce the Executive to remain in the employ of the Company, the parties hereto desire to set forth certain severance benefits which GPLP will pay to the Executive in the event of a Change in Control of GRT (as defined in Section 2 hereof).

                  IT IS AGREED:

                  1. TERM. This Agreement shall commence on the date hereof and shall terminate upon the earlier of (a) the date on which GPLP and GRT have satisfied all of their obligations hereunder, or (b) the date on which the Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause. Notwithstanding the termination of this Agreement subsequent to a Change in Control of GRT, in the event that the Executive is an employee of the Company at the moment immediately prior to a Change in Control of GRT, the Executive shall be entitled to receive all benefits described hereunder and the provisions hereof related thereto shall survive such termination.


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                  2. CHANGE IN CONTROL OF GRT. For purposes of this Agreement, a "Change in Control of GRT" shall be deemed to occur if:

                        (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not GRT is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of GRT if immediately prior to the occurrence of what would otherwise be a Change in Control of GRT (a) the Executive is the other party to the transaction (a "Control of GRT Event") that would otherwise result in a Change in Control of GRT or (b) the Executive is an Executive officer, trustee, director or more than 5% equity holder of the other party to the Control of GRT Event or of any entity, directly or indirectly, controlling such other party;

                       (ii) GRT merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of GRT if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or
         (b) (1) the shareholders of GRT, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of GRT immediately before such Transaction and (2) the individuals who were members of GRT's Board of Trustees immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or


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                  (iii) GRT acquires assets of another company or a subsidiary of GRT merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of GRT, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of GRT immediately before such Other Transaction or (b) the individuals who were members of GRT's Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of GRT if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

         3. COMPENSATION UPON A CHANGE IN CONTROL OF GRT. If the Executive is an employee of the Company at the moment immediately prior to a Change in Control of GRT, the Executive shall be entitled to receive the compensation and benefits set forth below.

                  (a) GPLP shall pay to the Executive, not later than the date of any Change in Control of GRT, unless otherwise agreed to in writing, a lump sum severance payment (the "Severance Payment") equal to three (3) times the Base Amount (as defined below). For purposes of this Section 3(a), the Base Amount shall mean the Executive's annual compensation during the calendar year period preceding the calendar year in which the Change in Control of GRT occurs. For purposes of determining annual compensation in the preceding sentence, there shall be included (i) all base salary and bonuses paid or payable to the Executive by the Company with respect to the preceding calendar year, (ii) all grants of restricted common shares of beneficial interest of GRT (the "Shares"), if any, with respect to such preceding calendar year, which Shares shall be valued based on their date of grant Fair Market Value (as defined in Section 7.2 of the GRT's 1993 Employee Share Option Plan or 1993 Trustee Share Option Plan, as the case may be, or any other plan or agreement pursuant to which they are issued), and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company with respect to such preceding calendar year.

                  (b) Any Shares now or hereafter issued to the Executive pursuant to any restricted Share grant shall vest on the day immediately prior to the date of a Change in Control of GRT and no longer be subject to repurchase or any other forfeiture restrictions.


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                  (c) GRT and GPLP shall cause the Company to maintain in full force and effect for the Executive's continued benefit for 18 months following a Change in Control of GRT, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of a Change in Control of GRT; provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs; and provided, further, that in the event that the Executive becomes employed by any third party during such 18-month period, then upon the date of such employment the Executive shall no longer be entitled to any of the accident, medical or dental insurance benefits described in the preceding clause. Subject to the preceding sentence, in the event that the Executive's participation in any such plan or program is barred, GRT and GPLP shall arrange to cause the Company to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs. Subject to the first sentence of this paragraph, at the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost to the Executive and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Executive.

                  (d) All options to purchase Shares now or hereafter granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT and become fully exercisable in accordance with their terms.

                  (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this
Section 3.

                  4. ADDITIONAL AMOUNT. Whether or not Section 3 hereof is applicable, if in the opinion of tax counsel selected by the Executive and reasonably acceptable to the Company, the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company and whether or not the Executive's employment with the Company has terminated) which constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (or for which a tax is otherwise payable under Section 4999 of the Code), then GPLP shall pay the Executive an additional amount (the "Additional Amount") equal to the sum of
(i) all taxes payable by the Executive under Section 4999 of the Code with respect to all such excess parachute payments (or otherwise), including without limitation the Additional Amount, plus (ii) all federal, state and local income taxes payable by Executive with respect to the Additional Amount. The amounts payable pursuant to this Section 4 shall be paid by GPLP to the Executive not later than the date of any Change in Control of GRT, unless otherwise agreed to in writing.


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                  5. EXPENSES. GPLP shall pay or reimburse the Executive, as the case may be, for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement, or (ii) any action taken by the Company against the Executive in enforcing its rights hereunder; provided, however, that GPLP shall reimburse the legal fees and related expenses described in this Section 5 only if and when a final judgement has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

                  6. NO EMPLOYMENT RIGHTS OR OBLIGATIONS. Nothing contained herein shall confer upon the Executive the right to continue in the employment or service of the Company or affect any right that the Company may have to terminate the employment or service of the Executive at any time for any reason.

                  7. GRT GUARANTY. GRT guarantees the satisfaction of all obligations of, and the full and prompt payment of all amounts payable by, GPLP hereunder. In addition, GRT guarantees the satisfaction of all obligations of the Company hereunder.

                  8. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, without regard to Maryland's conflicts of law principles. Any dispute or controversy arising under this Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of Philadelphia in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained in this Section 8, either party shall have the right to seek preliminary injunctive relief in any court in the City of Philadelphia in aid of, and pending the final decision in, the arbitration proceeding.

                  9. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements with respect to the subject matter hereof. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

                  10. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of, be binding upon and be enforceable by GRT and GPLP, their successors and assigns and the Executive, and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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                  11. NOTICES. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 11. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

                  12. SEVERABILITY. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

                  13. GRT EXCULPATION. This Agreement and all documents, agreements, understandings and arrangements relating to the matters described herein have been executed by the undersigned representative of GRT in his/her capacity as an officer or trustee of GRT which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of GRT, as amended, and not individually, and neither the trustees, officers or shareholders of GRT shall be bound or have any personal liability hereunder or thereunder. The Executive shall look solely to the assets of GRT for satisfaction of any liability of GRT in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of GRT or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             GLIMCHER REALTY TRUST

                             By: /s/ David J. Glimcher
                                ----------------------
                                David J. Glimcher
                                President

                             GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                             By: Glimcher Properties Corporation
                             Its: General Partner

                             By: /s/ David J. Glimcher
                                 ---------------------
                                David J. Glimcher
                                President

EXECUTIVE:

/s/ George A. Schmidt
---------------------
George A. Schmidt


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